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Exhibit 99.1

Form of Proxy Card

                     PRELIMINARY COPY--SUBJECT TO COMPLETION

                        PINNACLE FINANCIAL PARTNERS, INC.
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON DECEMBER [___], 2005

     The undersigned hereby appoints Robert A. McCabe, Jr. or M. Terry Turner or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Pinnacle Financial Partners, Inc., ("Pinnacle") which the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held at Pinnacle National Bank at 211 Commerce Street Suite 100, Nashville, Tennessee 37201 and at any adjournments of the special meeting, upon the proposals described in the accompanying Notice of the Special Meeting and the Joint Proxy Statement/Prospectus dated November [___], 2005 relating to the special meeting, receipt of which are hereby acknowledged.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                            VOTE "FOR" THE PROPOSALS.

PROPOSAL #1: To approve the merger agreement, dated as of September 30, 2005, between Pinnacle and Cavalry Bancorp, Inc., pursuant to which Cavalry Bancorp, Inc. will merge with and into Pinnacle and the issuance of Pinnacle common stock in connection with the merger.

             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

PROPOSAL #2: To approve the adjournment of the Pinnacle special meeting of shareholders, if necessary, to permit Pinnacle to solicit additional proxies if there are insufficient votes at the special meeting to constitute a quorum or to approve the merger agreement and the issuance of Pinnacle common in connection with the merger

             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                                    ********

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
                       DIRECTED HEREIN BY THE UNDERSIGNED
      SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE
                             VOTED FOR THE PROPOSAL.

           DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
               MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING.
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     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in such name by authorized person.

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


------------------------------   --------------------   ------------------------
Signature(s) of Shareholder(s)   Please print name of   Date: ____________, 2005
                                 Shareholder(s)
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                                                    (be sure to date your proxy)

I WILL ________________ WILL NOT ____________________________ ATTEND THE SPECIAL
MEETING OF SHAREHOLDERS.

PLEASE MARK, SIGN AND DATE THIS PROXY, AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NECESSARY. THANK YOU.